Exhibit 99.1

Health Catalyst Completes Hosting of the Largest Ever Healthcare Analytics Summit and Announces the Close of the Vitalware Acquisition

Company Moves Forward with Co-Founder’s Return and Leadership Transitions

SALT LAKE CITY, UT, September 8, 2020 — The board of directors (the “Board”) of Health Catalyst, Inc. (“Health Catalyst,” Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today announced that it has completed its seventh annual and first ever virtual Healthcare Analytics Summit (HAS), with record registration of more than 3,500 attendees. Keynotes included Dr. Amy Abernethy, Principal Deputy Commissioner and Acting CIO of the U.S. Food and Drug Administration, Michael Dowling, CEO of Northwell Health, Vice Admiral Raquel Bono, MD, and many others.

Other business updates include:

•The Vitalware, LLC (“VitalWare”), transaction has closed, and integration is underway of the Yakima, Washington-based provider of revenue workflow optimization and analytics SaaS technology solutions for health organizations. This is another example of Health Catalyst’s ability to scale software on top of its cloud-based Data Operating System (DOS™). DOS will further enhance the analytics insights made available by Vitalware’s technology by combining charge and revenue data with claims, cost, and quality data. Vitalware’s flagship offering is a Best in KLAS chargemaster management solution that delivers results for the complex regulatory and compliance functions needed by all healthcare provider systems.

“As announced on August 11, 2020, we entered into an acquisition agreement to acquire Vitalware and expected to close the acquisition in Q3 or Q4 of 2020. We are pleased to announce that we closed the acquisition on September 1, 2020. We are thrilled to formalize the combination of our solutions for the benefit of our customers and the industry,” said CEO Dan Burton. On its upcoming Q3 2020 earnings call, Health Catalyst will share the impact of Vitalware on its Q3 2020 financial performance, which will not be significant given the timing of the acquisition, as well as update its full year 2020 guidance to include the impact of Vitalware.

•Health Catalyst Co-Founder Steve Barlow has returned from his three-year full-time volunteer mission for the Church of Jesus Christ of Latter-Day Saints, having served as Mission President of the Ecuador Quito Mission. He has rejoined Health Catalyst’s company-wide Leadership Team as a Senior Vice President, responsible for some of the company’s largest customer relationships.

Dan Burton said, “We couldn’t be more excited about Steve’s return to Health Catalyst. His energy, dedication and commitment to transforming healthcare launched our journey and will continue to make us better and stronger. Steve is leading and overseeing all aspects of our partnerships with some of our largest and longest-standing customers. Steve’s extraordinary experience and capability enable him to be a critical partner and leader in enabling these customers’ continued improvement and success.”

“My experience over the past three years in Ecuador reinforced for me how fortunate I am to be in a country with high-quality healthcare,” said Barlow. “It has been invigorating to return to Health Catalyst and witness the incredible growth and expansion that has occurred over the past few years. We are better positioned than ever before to achieve our mission of being the catalyst for massive, measurable, data-informed healthcare improvement. I am grateful to be reunited with our longstanding team members and customers, and I’m thrilled to get to know and work alongside our new customers and teammates in this critical work.”

•Effective October 1, 2020, Chief Technology Officer Dale Sanders will be transitioning to a Senior Advisor role with Health Catalyst, and the company is pleased to announce that one of Dale’s longtime protégés and colleagues, Bryan Hinton, will serve as Health Catalyst’s next Chief Technology Officer. Hinton joined Health Catalyst in 2012 and currently serves as the Senior Vice President and General Manager of the DOS Platform Business. He will continue to lead this business in addition to assuming the responsibilities of CTO. He has been instrumental in the development and integration of DOS and has been working directly with Dale and other technology leaders at Health Catalyst for many years. His experience prior to joining Health Catalyst includes four years with the .NET Development Center of

Excellence at The Church of Jesus Christ of Latter-Day Saints, where he established the architectural guidance of all .NET projects. Previously, at Intel, he was responsible for the development and implementation of Intel’s factory data warehouse product installed at Intel global factories. Hinton graduated from Brigham Young University with a BS in Computer Science.

“Dale has been central to Health Catalyst’s growth and success and we are grateful to him for his many years of service to our company and to the broader healthcare industry,” said Dan Burton, CEO of Health Catalyst. “Thanks to Dale’s vision, passion, innovative thinking and broad-based industry experience and perspective, Health Catalyst has grown from a handful of clients to a large number of organizations relying on us as their digital transformation partner, helping the healthcare ecosystem to constantly learn and improve. Dale’s technology leadership was critical to the company’s overall maturation, and I am convinced that we could not have grown and scaled as we have without Dale’s foundational leadership and contributions. We are grateful to continue our association with Dale in the months and years ahead in his next role as a Senior Advisor to the company.” Burton added, “We are thrilled to see Bryan Hinton take on this added role after having demonstrated his technology leadership prowess during the course of his tenure at Health Catalyst, and having been mentored by Dale for many years. Bryan is well-prepared and ready for this additional responsibility, and we extend our congratulations to him.”

“I feel like a parent saying goodbye to my kids at their college graduation,” said Dale Sanders. “Many of the concepts we first developed and applied over 20 years ago at Intermountain and then later refined during my tenure as CIO at Northwestern had a big influence on our technology and products at Health Catalyst. The vision of the Data Operating System and its application ecosystem originated in the real-world healthcare operations and research trenches of Northwestern. At Health Catalyst, I had the wonderful opportunity to lead the teams who made that vision a reality for the benefit of the entire industry. None of it would have been possible without Bryan Hinton leading the DOS team and Eric Just and Dan Unger leading the application development teams. We’ve been working side-by-side for many years to make the vision real. Bryan is the consummate modern CTO from outside of healthcare, that healthcare needs. I’ve always described Eric as having a manufacturing engineer’s mindset with a healthcare data and software engineer’s skills, with Dan Unger leveraging his deep domain expertise in financial transformation to oversee the development of meaningful applications and solutions so relevant for CFOs. I’m honored and thrilled to step aside and turn the future over to their very capable hands. Under their leadership, the best is yet to come for Health Catalyst’s technology.”

About Health Catalyst

Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations, and is committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.

Health Catalyst Media Contact:

Kristen Berry
Vice President, Public Relations
+1 (617) 234-4123
healthcatalyst@we-worldwide.com